Exhibit (a)(vi)

OPENWAVE®

2003 Stock Option Exchange Program

Tim Silvera

Director, Total Compensation

Starting March 13, 2003

Agenda

- Actual Exchange Offer Documents
- 2003 Stock Option Exchange Program
- Eligibility
- Program Highlights
- The Exchange Election Tool
- Things To Consider
- What You Need to Do
- Keep This in Mind
- Key Dates and Questions
- Questions and Answers

OPENWAVE®

Actual Exchange Offer Documents

- The Offer to Exchange began on March 13, 2003.
- You should have received an e-mail notifying you that the "Offer to Exchange" documents are available on the Company's intranet site at http://inside.openwave.com/human_resources/compensation/stock_option_exchange_program/
- The Exchange Program Documents describe the program in detail. You should carefully read those documents because they contain important information about the exchange offer.
- You will be able to participate in the exchange through an online election tool. In certain countries outside the U.S, you will need to submit a hard copy election form.

OPENWAVE®

2003 Stock Option Exchange Program

The Stock Option Exchange Program offers eligible employees the opportunity to voluntarily cancel unexercised vested and unvested stock options previously granted to them in exchange for replacement stock options to purchase a specified number of shares at a future date...

OPENWAVE®

Eligibility

- All employees are eligible to participate except:
  - CEO
  - Officers (Vice Presidents and above) in transition stage of severance agreement
  - Employees with stock options granted on or after September 13, 2002
- You must be an employee on the cancellation date to be eligible which include employees on approved leaves of absences
- Must be an employee on the date replacement stock options are granted to be eligible to receive the replacement grant
- Only vested or unvested, outstanding (unexercised) stock options can be exchanged except:
  - **Stock Options with an exercise price below NASDAQ closing price of OPWV common stock on the last day of the exchange period.**

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Program Highlights

- The Exchange Program Commencement date is March 13, 2003
- You will have ~30 business days starting on March 13, 2003 to elect to exchange your underwater stock options. The last day to elect to exchange will be April 23, 2003*
- The cancellation date is April 24, 2003*
- Replacement stock options will be granted between October 25 and November 24, 2003*
- The exercise price of the replacement stock options will be equal to the closing price of OPWV on NASDAQ on the new grant date, except in Italy. For employees based in Italy, the exercise price will be the same or higher due to issues caused by applicable tax law in Italy.

*** Or on a later date if company decides in its sole discretion to extend the term of the offer.**

OPENWAVE®

Program Highlights

- The vesting schedule and vesting commencement date for each replacement stock options will remain the same as the employees corresponding cancelled stock option
- All replacement grants will have a 10 year term starting from the replacement grant date
- Replacement stock options will all be non-qualified stock options (no ISOs)

OPENWAVE®

2003 Stock Option Exchange Program

- Exchange ratios are based on the current exercise price of your stock options
- Exchange ratios were determined based upon a host of factors including current value and stock option overhang

Current Exercise Price	Employee Exchange Ratio (excluding E-Staff)	
Great than or equal to $15	1:5	20%
Less than $15 but greater than or equal to $7.50	1:2.5	40%
Less than $7.50 but greater than or equal to $5.00	1:1.25	80%
Less than $5.00	1:1	100%

Current Exercise Price	E-staff Exchange Ratio	
Great than or equal to $7.50	1:10	10%
Less than $7.50 but greater than or equal to $5.00	1:2	50%
Less than $5.00	1:1	100%

OPENWAVE®

The Exchange Election Tool

Non E-Staff Participant's Stock Option Grant History

- 3,000 shares were granted on 5/11/2001 with an exercise price of $31.14
- 10,000 shares were granted on 4/11/2002 with an exercise price of $5.39
- 4,000 shares were granted on 9/11/2002 with an exercise price of $0.91

Grant Date	Grant Type	Grant #	Exercise Price	Outstanding Shares	Exchange Ratio	Replacement Grant	Accept Exchange
5/11/01	ISO	01236	$31.14	3,000	20%	600	☐
4/11/02	NQ	09345	$5.39	10,000	80%	8,000	☐
9/11/02	ISO	11118	$0.91	4,000	100%	4,000	☐

OPENWAVE®

Things to Consider

- No guarantee that the exercise price of the replacement stock options will be lower than your cancelled stock options
- Must be an employee on the date replacement stock options are granted to be eligible to receive the new grant
- Merger or Acquisition - Resulting entity will be obligated to grant the Replacement Options under the same terms as provided in this Offer (see Schedule TO for complete details)
- The vesting schedule and vesting commencement date of the replacement stock options will remain the same as your corresponding cancelled option
- Replacement stock options will be non-qualified stock options
- Openwave cannot advise you on what course of action is right for you
- Participation in this program is voluntary
- Check with your own financial and tax advisors

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Things to Consider

Consider the Risks

What will Openwave's stock price be in six to seven months?



January 1, 2001
April 24, 2003
Oct. 25 to Nov. 24 2002
$31
$7
$20
$35
$2
$12
$4
$0.91
Option Cancellation Date
Replacement Stock Option Grants
$?
$?
$?
$?
$?
$?
$?
$?

OPENWAVE®

What You Need to Do

- Read the materials on our Intranet
- Read the Offer to Exchange document carefully (Schedule TO)
- Review the exchange election tool to verify your stock options
- Read the Q & A document
- Complete and submit the on-line election form on or before April 23, 2003 by 11:59, U.S. Pacific Standard Time

Grant Date	Grant Type	Grant #	Grant Price	Outstanding Shares	Exchange Ratio	Replacement Grant	Accept Exchange
5/11/01	ISO	01236	$31.14	3,000	20%	600	☐
4/11/02	NQ	09345	$5.39	10,000	80%	8,000	☐
9/11/02	ISO	11118	$0.91	4,000	100%	4,000	☐

* Employees based in Brazil, France, Netherlands, Italy, Germany, Canada, Republic of Ireland, or Argentina, will be required to submit a signed hard copy election acceptance form.

OPENWAVE®

What You Need to Do

- You may change or revoke your election at any time prior to the cancellation date deadline April 23, 2003 by 11:59 U.S. Pacific Standard Time
- You can not enter an election after the deadline. You simply will not be able to participate.
- After the deadline, you cannot change your election.

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Keep This in Mind

- DO NOT WAIT until the last minute to make your exchange election. You can always change it before the April 23, 2003 deadline but you cannot enter an election after the deadline.
- This is important and requires your ATTENTION
- Make sure you understand the rules of the Offer to Exchange
- Ensure you print and save your election confirmation form
- No exceptions will be made to the rules for anyone
- If you are in a country where it is required to submit a hard copy of your election form, the hard copy presides over the web tool – so if you make a change in the web-tool – you must submit a new hard copy election form
- We request that employees in the US and other countries where electronic exchange acceptance is permitted, submit your elections electronically
- Tell your co-workers to check this out
- Remind your team to check this out
- Do not use an overnight courier to submit hard copy elections. Just fax your election if a hard copy is required.

OPENWAVE®

Key Dates and Questions

Key Dates	
Exchange Program Commencement	March 13, 2003
Exchange Election Period - Start	March 13, 2003
Exchange Election Period - Ends	April 23, 2003
Cancellation Date	April 24, 2003
Replacement Grant Date	Between Oct. 25 and Nov. 24, 2003

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Questions

- You can find the materials relating to the Stock Option Exchange Program at http://inside.openwave.com/human_resources/compensation/stock_option_exchange_program/
- If you have questions that have not been answered during this presentation, please refer to the Q&A page on the website.
- You can also ask additional questions by sending an e-mail to **optionexchange@openwave.com**

OPENWAVE®